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Exhibit 23.2

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Sonic Foundry, Inc. 1999 Non-Qualified Stock Option Plan of our report dated November 5, 1999, with respect to the financial statements and schedule of Sonic Foundry, Inc. included in it's Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.




Milwaukee, Wisconsin
August 31, 2000